Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622 3131 fax: 203 622 6080 unitedrentals.com

United Rentals Announces First Quarter 2007 Results of $0.30 Per Share

GREENWICH, Conn. – May 2, 2007 – United Rentals, Inc. (NYSE: URI) today announced first quarter 2007 continuing operations diluted earnings per share of $0.30, an increase of 30% compared with $0.23 for the first quarter 2006.  Income from continuing operations for the first quarter 2007 increased 28% to $32 million from $25 million for the first quarter 2006.  Total continuing operations revenue of $841 million for the first quarter increased 5.3% compared with the same period last year.

On February 15, 2007, the company completed the previously-announced sale of its traffic control business, which is reflected as a discontinued operation.

Net income for the first quarter 2007 was $30 million, or $0.28 per diluted share, including the discontinued operation after-tax loss of $2 million, or $0.02 per diluted share.  Net income for the first quarter 2006 was $20 million, or $0.19 per diluted share, including the discontinued operation after-tax loss of $5 million, or $0.04 per diluted share. Free cash usage for the first quarter 2007 was $85 million after total rental and non-rental capital expenditures of $296 million, compared with free cash generation of $44 million after total rental and non-rental capital expenditures of $260 million for the same period last year. The year-over-year change in free cash flow was largely the result of working capital usage in 2007 compared with generation in 2006, and an increase in rental and non-rental capital expenditures.  Free cash flow is a non-GAAP measure.

The size of the rental fleet, as measured by the original equipment cost, was $4.0 billion and the age of the rental fleet was 38 months at March 31, 2007, compared with $3.9 billion and 39 months at year-end 2006, and $3.9 billion and 40 months at March 31, 2006.

First Quarter 2007 Financial Highlights from Continuing Operations

For the first quarter 2007 compared with last year’s first quarter:

•	Return on invested capital at March 31, 2007, improved 1.0 percentage points to 14.4%.
•	EBITDA, a non-GAAP measure, improved $13 million to $213 million.
•	Rental rates increased 1.7%.
•	Same-store rental revenue increased 2.3%.
•	Dollar utilization increased 0.1 percentage points to 56.0%.
•	SG&A expense ratio improved 0.7 percentage points to 17.6% of revenue.
•	Contractor supplies sales increased 13.3% to $94 million.

Wayland Hicks, chief executive officer for United Rentals, said, “Our business continued to perform well in the first quarter, with a 30% improvement in earnings per share, solid revenue growth and free cash flow in line with our full year forecast.  Earnings per share were a first quarter record for our company.”

Hicks added, “As we improve earnings from operations, we are also actively continuing the process we announced last month to explore a broad range of strategic alternatives to maximize shareholder value.”

Full Year 2007 Outlook

The company affirmed its full year 2007 outlook for diluted earnings per share of $2.65 to $2.75. The company also expects to generate $1.2 billion of EBITDA on $3.85 billion in total revenue, and $150 to $200 million of free cash flow after total capital expenditures of $960 to $980 million.

Michael Kneeland, chief operating officer for United Rentals, said, “We are focused on expanding our margins and accelerating EBITDA growth by driving down the SG&A expense ratio and reducing non-equipment purchase costs through consolidation of our vendor base. At the same time, we are seeking to optimize return on invested capital through more intense management of our fleet mix, rates and expenses.”

Exploration of Strategic Alternatives, CEO Retirement

On April 10, 2007, the company announced that its board of directors had authorized commencement of a process to explore a broad range of strategic alternatives to maximize shareholder value, including a possible sale of the company. The company cautions that there can be no assurance that the exploration of alternatives will result in a transaction. The company does not expect to disclose further developments regarding the process unless and until its board of directors has completed its evaluation or approved a specific transaction.

The company also announced that Wayland Hicks will retire as chief executive officer effective at the annual shareholders’ meeting on June 4, 2007, and will continue to serve on the board as vice chairman. He will be succeeded by Michael Kneeland as interim chief executive officer.

Return on Invested Capital (ROIC)

Return on invested capital was 14.4% for the twelve months ended March 31, 2007, an improvement of 1.0 percentage points from the same period last year. The company’s ROIC metric uses operating income for the trailing twelve months divided by the averages of shareholders’ equity, debt and deferred taxes, net of average cash.  The company reports ROIC to provide information on the company’s efficiency and effectiveness in deploying its capital and improving shareholder value.

Additional Information on First Quarter 2007 Results and Status of SEC Inquiry

For additional information concerning the company’s first quarter 2007 results, including segment performance for its general rentals and trench safety, pump and power businesses, as well as the status of the previously announced SEC inquiry of the company and related matters, please see the company’s first quarter 2007 Form 10-Q filed today with the SEC, which is available at unitedrentals.com.  The company’s historical downloadable financial model is also available at its website.

Conference Call

United Rentals will hold a conference call tomorrow, Thursday, May 3rd, at 11 a.m. Eastern Time.  The conference will be available live by audio webcast at unitedrentals.com, where it will be archived.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s 12,200 employees serve construction and industrial customers, utilities, municipalities, homeowners and others.

The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.0 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at  unitedrentals.com.

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not always have access to capital at desirable rates for our businesses or growth plans, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge may be less than anticipated, or costs we incur may be more than anticipated, (6) we have significant leverage, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (7) our announced exploration of strategic alternatives may have an adverse impact on our business operations, and therefore on our operating results and/or financial outlook, and, if no transaction results, our stock price is likely to be adversely affected, (8) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome or any other potential consequences thereof for us, and (9) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s office requests for information, or other litigation, regulatory or investigatory matters related to the foregoing or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

# # #

Contact:
Chuck Wessendorf
VP, Investor Relations and
Corporate Communications
United Rentals, Inc.
(203) 618-7318
cwessendorf@ur.com

UNITED RENTALS, INC
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31,

	2007	2006	% Change

Revenues:
Equipment rentals	$568	$551	3.1%
Sales of rental equipment	82	77	6.5%
New equipment sales	54	51	5.9%
Contractor supplies sales	94	83	13.3%
Service and other revenues	43	37	16.2%

Total revenues	841	799	5.3%

Cost of revenues:
Cost of equipment rentals, excluding depreciation	281	270
Depreciation of rental equipment	102	97
Cost of rental equipment sales	58	54
Cost of new equipment sales	44	42
Cost of contractor supplies sales	78	67
Cost of service and other revenue	19	19

Total cost of revenues	582	549	6.0%

Gross profit	259	250	3.6%

Selling, general and administrative expenses	148	146	1.4%
Non-rental depreciation and amortization	12	10	20.0%

Operating income	99	94	5.3%
Interest expense, net	47	49
Interest expense - subordinated convertible debentures	2	4
Other expense, net	—	1

Income from continuing operations before provision for income taxes	50	40	25.0%

Provision for income taxes	18	15

Income from continuing operations	32	25	28.0%

Loss from discontinued operation, net of income taxes	2	5

Net income	$30	$20	50.0%

Diluted earnings per share:
Income from continuing operations	$0.30	$0.23	30.4%
Loss from discontinued operation	(0.02)	(0.04)

Net income	$0.28	$0.19	47.4%

UNITED RENTALS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31,		December 31,

	2007	2006	2006

ASSETS
Cash and cash equivalents	$104	$331	$119
Accounts receivable, net	500	442	502
Inventory	169	190	139
Assets of discontinued operation	—	143	107
Prepaid expenses and other assets	70	65	56
Deferred taxes	51	185	82

Total current assets	894	1,356	1,005

Rental equipment, net	2,688	2,441	2,561
Property and equipment, net	381	310	359
Goodwill and other intangible assets, net	1,385	1,360	1,376
Other long-term assets	62	79	65

Total assets	$5,410	$5,546	$5,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$61	$27	$37
Accounts payable	344	306	218
Accrued expenses and other liabilities	224	259	322
Liabilities related to discontinued operation	—	24	22

Total current liabilities	629	616	599

Long-term debt	2,509	2,879	2,519
Subordinated convertible debentures	146	222	146
Deferred taxes	439	459	463
Other long-term liabilities	106	119	101

Total liabilities	3,829	4,295	3,828

Stockholders’ equity:
Common stock	1	1	1
Additional paid-in capital	1,430	1,333	1,421
Retained earnings (accumulated deficit)	99	(135)	69
Accumulated other comprehensive income	51	52	47

Total stockholders’ equity	1,581	1,251	1,538

Total liabilities and stockholders’ equity	$5,410	$5,546	$5,366

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In millions)

	Three Months Ended March 31,

	2007	2006

Cash Flows From Operating Activities:
Income from continuing operations	$32	$25
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	117	110
Gain on sales of rental equipment	(24)	(23)
Gain on sales of non-rental equipment	(1)	(1)
Non-cash adjustments to equipment	(2)	(3)
Amortization of deferred compensation	4	1
Increase in deferred taxes	8	14
Changes in operating assets and liabilities:
Decrease in accounts receivable	3	71
Increase in inventory	(30)	(32)
(Increase) decrease in prepaid expenses and other assets	(16)	8
Increase in accounts payable	126	104
Decrease in accrued expenses and other liabilities	(90)	(53)

Net cash provided by operating activities - continuing operations	127	221
Net cash provided by operating activities - discontinued operation	6	5

Net cash provided by operating activities	133	226

Cash Flows From Investing Activities:
Purchases of rental equipment	(265)	(250)
Purchases of non-rental equipment	(31)	(10)
Proceeds from sales of rental equipment	82	77
Proceeds from sales of non-rental equipment	2	6
Proceeeds from sale of discontinued operation	68	—
Purchases of other companies	(21)	(23)

Net cash used in investing activities - continuing operations	(165)	(200)
Net cash provided by (used in) investing activities - discontinued operation	1	(2)

Net cash used in investing activities	(164)	(202)

Cash Flows From Financing Activities:
Proceeds from debt	41	—
Payments on debt	(32)	(8)
Proceeds from the exercise of common stock options	4	—
Shares repurchased and retired	(1)	—
Excess tax benefits from share-based payment arrangements	2	—

Net cash provided by (used in) financing activities	14	(8)
Effect of foreign exchange rates	2	(1)

Net (decrease) increase in cash and cash equivalents	(15)	15
Cash and cash equivalents at beginning of period	119	316

Cash and cash equivalents at end of period	$104	$331

UNITED RENTALS, INC.
SEGMENT PERFORMANCE (UNAUDITED)
(In millions)

	Three Months Ended March 31,

	2007	2006	% Change

General Rentals
Total revenues	$792	$750	5.6%
Operating income	89	81	9.9%
Operating margin	11.2%	10.8%	0.4	pts

Trench Safety, Pump and Power
Total revenues	49	49	—
Operating income	10	13	(23.1%)
Operating margin	20.4%	26.5%	(6.1	pts)

Total United Rentals
Total revenues	$841	$799	5.3%
Operating income	99	94	5.3%
Operating margin	11.8%	11.8%	—

DILUTED EARNINGS PER SHARE CALCULATION (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31,

	2007	2006	% Change

Income from continuing operations	$32	$25	28.0%
Loss from discontinued operations, net of income taxes	2	5

Net income	30	20	50.0%
Convertible debt interest	1	1

Net income available to common stockholders	$31	$21	47.6%

Weighted average common shares	81.3	77.3	5.2%
Series C and D preferred shares	17.0	17.0	—
Convertible shares	6.5	6.5	—
Stock options, warrants, restricted stock units and phantom shares	5.4	7.1	(23.9%)

Total weighted average diluted shares	110.2	107.9	2.1%

Diluted earnings available to common stockholders:
Income from continuing operations	$0.30	$0.23	30.4%
Loss from discontinued operations	(0.02)	(0.04)

Net income	$0.28	$0.19	47.4%

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(In millions)

We define “free cash flow” as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and proceeds from sales of rental locations.  Management believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements.  However, free cash flow is not a measure of financial performance or liquidity under Generally Accepted Accounting Principles (“GAAP”).  Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity.  Information reconciling forward-looking free cash flow to a GAAP financial measure is unavailable to the company without unreasonable effort.  The table below provides a reconciliation between net cash flow provided by operating activities and free cash flow.

	Three Months Ended March 31,

	2007	2006

Net cash provided by operating activities - continuing operations	$127	$221
Purchases of rental equipment	(265)	(250)
Purchases of non-rental equipment	(31)	(10)
Proceeds from sales of rental equipment	82	77
Proceeds from sales of non-rental equipment	2	6

Free Cash Flow	$(85)	$44

UNITED RENTALS, INC.
EBITDA GAAP RECONCILIATION
(In millions)

“EBITDA” represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization.  Management believes EBITDA provides useful information about operating performance and period over period growth.  However, EBITDA is not a measure of financial performance or liquidity under GAAP and accordingly should not be considered an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.  Information reconciling forward-looking EBITDA expectations to a GAAP financial measure is unavailable to the company without unreasonable effort.  The table below provides a reconciliation between income from continuing operations before provision for income taxes and EBITDA.

	Three Months Ended March 31,

	2007	2006

Income from continuing operations before provision for income taxes	$50	$40
Interest expense, net	47	49
Interest expense - subordinated convertible debentures	2	4
Depreciation - rental equipment	102	97
Non-rental depreciation and amortization	12	10

EBITDA	$213	$200